UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2022
Date of Report (Date of earliest event reported)

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15943	06-1397316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

251 Ballardvale Street
Wilmington, Massachusetts 01887
(Address of Principal Executive Offices) (Zip Code)

781-222-6000
(Registrant’s Telephone Number, including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CRL	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 5, 2022, the Board of Directors (the "Board") of Charles River Laboratories International, Inc., (the "Registrant") increased the size of the Board from ten to eleven. Following the size increase of the Board, the Board filled the vacancy and appointed Dr. Craig B. Thompson to the Board.

Dr. Thompson has been appointed to the Registrant's existing Science and Technology Committee and Strategic Planning and Capital Allocation Committee. There are no arrangements or understandings between Dr. Thompson and any other person pursuant to which he was selected as director, and there are no transactions in which Dr. Thompson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Dr. Thompson will participate in the non-employee director compensation program arrangements generally applicable to all of the Registrant's non-employee directors. Under the terms of those arrangements, as currently in effect, new directors initially appointed after the Annual Meeting of Shareholders will receive an initial equity award and cash retainer for board and board committee services on a pro-rata basis calculated at the time of service. The annual equity award (before pro-rata adjustment) has a value of $255,500 and will be issued in the form of 50% restricted stock units and 50% stock options, in each case to be issued on the first day of the month following initial election or appointment to the Board.

Dr. Thompson most recently served as President and Chief Executive Officer of Memorial Sloan-Kettering Cancer Center (MSK) from 2010 until his retirement in September 2022. Dr. Thompson continues to oversee the Craig Thompson Lab, a research laboratory at the Sloan Kettering Institute focusing on cellular metabolism and its role in cancer. Prior to joining MSK in 2010, Dr. Thompson held various roles at the University of Pennsylvania and made significant contributions to cancer research as a physician and clinical investigator.

Dr. Thompson is currently a member of the Board of Directors of Regeneron Pharmaceuticals, Inc., and he previously served on the Board of Directors of Merck & Co. Inc. from 2009 to 2018. He is also a board member of the Howard Hughes Medical Institute, M.D. Anderson Cancer Center, Ohio State University Comprehensive Cancer Center, City of Hope Comprehensive Cancer Center, the Economic Club of New York, and the Albert Lasker Medical Research Awards Prize Committee. Dr. Thompson is an elected member of the National Academy of Sciences, the National Academy of Medicine, the American Academy of Arts and Sciences, and the Association of American Physicians. Dr. Thompson holds a number of patents related to immunotherapy and apoptosis, has founded three biotechnology companies, including Agios Pharmaceuticals where he currently serves on the Scientific Advisory Board. He has published more than 450 peer-reviewed manuscripts and more than 100 reviews. Dr. Thompson received his M.D. from the University of Pennsylvania and his Bachelor of Arts and Bachelor of Science degrees from Dartmouth College.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

Date:	December 6, 2022	By:	/s/ Matthew Daniel
Name: Matthew Daniel
Title: Corporate Senior Vice President, General Counsel & Corporate Secretary

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